SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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  [ X  ] Soliciting Material Pursuant to Sec. 240.14a-12

                        BNP Residential Properties, Inc.


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BNP RESIDENTIAL PROPERTIES, INC.
301 South College Street - Suite 3850
Charlotte, North Carolina 28202

Contact:   Philip S. Payne
           Chairman
           Tel:  (704) 944-0100
           Fax:  (704) 944-2039

PRESS RELEASE
FOR IMMEDIATE RELEASE


              ADDITIONAL INFORMATION REGARDING THE MERGER AGREEMENT
                   AMONG BNP RESIDENTIAL PROPERTIES, INC. AND
                          AFFILIATES OF BABCOCK & BROWN

Charlotte, North Carolina
August 31, 2006

BNP Residential Properties, Inc. (AMEX: BNP) announced earlier today that they have entered into a definitive agreement to merge with a wholly owned subsidiary of Babcock & Brown Real Estate Investments LLC in a transaction valued at approximately $766 million. Babcock & Brown is a publicly traded international investment and advisory firm traded on the Australian Stock Exchange under the ticker symbol BNB.

As previously announced, under the terms of the agreement, Babcock & Brown will acquire all of the common stock of BNP for $24.00 per share in cash. Holders of limited partnership units in BNP's operating partnership will receive $24.00 per unit in cash or, at the election of Babcock & Brown, the holders of the limited partnership units may have the option to elect $24.00 per unit in cash or units in the surviving operating partnership.

In addition to the information released earlier today, the merger agreement permits BNP to declare and pay regular quarterly cash distributions at a rate not to exceed $0.26 per share of common stock during the pendency of the merger. In addition, immediately prior to the merger, the merger agreement permits BNP to set a record date for and declare payable a special distribution. The aggregate amount of the special distribution would equal, for the period from the record date for the previous distribution to the record date for the special distribution, net income excluding gains (losses) from sales of property and certain transaction fees and expenses relating to the merger, plus depreciation and amortization, and after adjustments of unconsolidated partnerships and joint ventures, all as calculated as provided in the merger agreement; provided that in no event may the special dividend exceed a quarterly rate (based on the number of days covered by the "stub" period) of $0.26 per share.

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Notwithstanding what is permitted under the merger agreement, BNP can make no assurances with respect to the payment of future distributions as such payments are dependent on BNP's future financial condition. Completion of the transaction, which is expected to occur during the fourth quarter of 2006, is subject to approval by BNP's common stockholders and certain other customary closing conditions.

About BNP Residential: BNP Residential Properties, Inc. is a real estate investment trust focused on owning and operating apartment communities. The Company currently owns and operates 32 apartment communities containing a total of 8,180 units, and serves as general partner of partnerships that own three communities containing 713 units. In addition to the apartment properties, the Company owns 40 properties that are leased on a triple-net basis to a restaurant operator. The Company currently operates in the states of North Carolina, South Carolina and Virginia.

BNP Residential Properties, Inc. is structured as an UPREIT, or umbrella partnership real estate investment trust. The Company is the sole general partner and owns a controlling interest in BNP Residential Properties Limited Partnership, the operating partnership. All of the Company's operations are conducted through the operating partnership.

For more information on BNP contact Philip Payne or Andrea Burris at (704) 944-0100 (investor.relations@bnp-residential.com) or visit BNP's website: www.bnp-residential.com.

About Babcock & Brown: Babcock & Brown is a global investment and advisory firm with longstanding capabilities in structured finance and the creation, syndication and management of asset and cash flow-based investments. Babcock & Brown was founded in 1977 and is listed on the Australian Stock Exchange.

Babcock & Brown operates from 21 offices across Australia, the United States, Europe, Asia, United Arab Emirates and Africa and has in excess of 810 employees worldwide. Babcock & Brown has five operating divisions including real estate, infrastructure and project finance, operating leasing, structured finance and corporate finance. The company has established a funds management platform across the operating divisions that has resulted in the creation of a number of focused investment vehicles in areas including real estate, renewable energy and infrastructure.

For more information about Babcock & Brown contact Kelly Hibbins at +61 2 9229 1800 (kelly.hibbins@babcockbrown.com) or visit their website:
www.babcockbrown.com.

Forward-Looking Statements

Certain matters discussed in this press release are forward-looking statements within the meaning of federal securities law. Although BNP believes expectations reflected in such forward-looking statements are based upon reasonable assumptions, no assurance can be given that such expectations will be achieved. Forward-looking statements can be

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identified by the use of the words "project," "believe," "expect," "anticipate,"
"intend," "estimate," "assume," and other similar expressions that predict or indicate future events, achievements or trends or that do not relate to historical matters.

Forward-looking statements in this press release include, without limitation, statements regarding the closing of the merger and the payment of the merger consideration, the possible election that may be offered to limited partners of BNP's operating partnership and the possible declaration and payment of future distributions. BNP does not assure the future results or outcome of the matters described in forward-looking statements; rather, these statements merely reflect current expectations of the approximate outcomes of the matters discussed. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond BNP's control. The reader is cautioned to make his/her own judgment with regard to the statements discussed in this press release and the assumptions noted by BNP herein.

Many factors may cause actual results to differ materially from the anticipated future results or performance expressed or implied by these forward-looking statements. Certain of the factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the ability of the parties to perform their obligations under the merger agreement, general economic conditions, local real estate conditions and other risks detailed from time to time in BNP's Securities and Exchange Commission (SEC) reports, including the annual report on form 10-K for the year ended December 31, 2005.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger of BNP with and into a wholly owned subsidiary of Babcock & Brown Real Estate Investments LLC, BNP intends to file relevant materials with the SEC, including a proxy statement. INVESTORS AND SECURITY HOLDERS OF BNP ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER, BNP AND THE AFFILIATES OF BABCOCK & BROWN THAT ARE PARTIES TO THE MERGER. The proxy statement and other relevant materials (when they become available) and any other documents filed by BNP with the SEC may be obtained free of charge at the SEC's website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by BNP by contacting Andrea Burris, Director of Investor Relations at investor.relations@bnp-residential.com or (704) 944-0100 or accessing BNP's website at www.bnp-residential.com. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

Proxies may be solicited on behalf of BNP by members of its Board of Directors and executive officers. Information about such persons can be found in BNP's definitive proxy statement relating to its 2006 Annual Meeting of Stockholders, which was filed

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with the SEC on April 12, 2006, and may be obtained free of charge at the SEC's website at www.sec.gov or at BNP's website at www.bnp-residential.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.



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